UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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CIPRICO INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIPRICO INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 7, 2008

                The Annual Meeting of Stockholders of Ciprico Inc. (the “Company”) will be held on February 7, 2008, at 3:30 p.m. (CST), at the Doubletree Hotel Minneapolis — Park Place, 1500 Park Place Blvd, Minneapolis, Minnesota 55416, for the following purposes:

1.                                       To approve the proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized Common Stock from 9,000,000 shares of Common Stock to 14,000,000 shares of Common Stock.

2.                                       To elect two Class II directors for the ensuing year.

3.                                       To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

                Only stockholders of record at the close of business on December 26, 2007, are entitled to notice of and to vote at the meeting or any adjournment thereof.

                Your vote is important.  We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience or vote via the online methodology outlined in the enclosed proxy.  The prompt return of proxies will save us the expense of further requests.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James W. Hansen
James W. Hansen
Chairman

St. Louis Park, Minnesota

January 10, 2008

CIPRICO INC.

ANNUAL MEETING OF STOCKHOLDERS

February 7, 2008

PROXY STATEMENT

INTRODUCTION

                Your proxy is solicited by the Board of Directors of Ciprico Inc. (“Ciprico,” “we,” “our,” or the “Company”) for use at the Annual Meeting of Stockholders to be held on February 7, 2008, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment or postponements thereof (“Annual Meeting”).

                The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, approximately $15,000, will be borne by the Company.  Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

                Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company.  Proxies not revoked will be voted in accordance with the choice specified by stockholders by means of the ballot provided on the proxy for that purpose.  Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting.  If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

                If your shares of Common Stock are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the internet or telephone.  A large number of banks and brokerage firms are participating in the ADP Investor Communications Services (“ADP”) online program.  The program provides eligible stockholders who receive a paper copy of the proxy statement the opportunity to vote via the Internet or telephone.  If your bank or brokerage firm is participating in ADP’s program, your proxy will provide instructions.

If your voting form does not refer to Internet or telephone information, please complete and return the paper proxy card in the postage paid envelope provided.

The mailing address of the principal executive office of the Company is 7003 West Lake Street, Suite 400, St. Louis Park, Minnesota 55426.  The Company expects that this Proxy Statement, the related Proxy Card and Notice of Meeting will first be mailed to stockholders on or about January 10, 2008.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed December 26, 2007, as the Record Date (“Record Date”) for determining stockholders entitled to vote at the Annual Meeting.  Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting.  At the close of business on December 26, 2007, 5,112,994 shares of the Company’s Common Stock were issued and outstanding.  The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting.  Each share of Common Stock  (“Common Stock”) is entitled to one vote on each matter to be voted upon at the meeting.  Holders of Common Stock are not entitled to cumulative voting rights.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors of the Company (the “Board”) in accordance with the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws.  Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  The corporate governance practices that we follow are summarized below.

Independence

The Board has determined that a majority of its members are “independent” as within the meaning of the listing standards of the NASDAQ Stock Market.  Our independent directors are Mr. Burniece, Mr. Hokkanen, Mr. Griffiths, Mr. Gerson and Mr. Marmen.

Code of Ethics and Business Conduct

The Board has approved a Code of Ethics and Business Conduct, which applies to all of our employees, directors and officers, including our principal executive officer and principal financial and accounting officer.  The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.  The Code of Ethics and Business Conduct is available free of charge through our website at www.ciprico.com and is available in print to any stockholder who sends a request for a paper copy to Ciprico Inc., Attn. Compliance Officer, 7003 West Lake Street, Suite 400, St. Louis Park, Minnesota 55426.  We include on our website any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-B.

Communications with Board

Stockholders may communicate directly with the Board.  All communications should be in writing and be directed to the Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors.  If no director is specified, the communication will be forwarded to the chair of the Nominating and Governance Committee.  Stockholder communications to the Board should be sent to:

Attention:                                         Corporate Secretary

Ciprico Inc.

7003 West Lake Street, Suite 400

St. Louis Park,  MN  55426

Director Attendance at Annual Meetings

The Company does not have a specific policy on director attendance at annual meetings, but all incumbent directors did attend the Annual Meeting of Stockholders held on January 25, 2007.

Executive Sessions of the Board

The non-employee directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings, but in no event less than two times per year.

Committee and Board Meetings

The Board has three standing committees (each, a “Committee”): the Audit Committee, the Human Capital Committee and the Nominating and Governance Committee.

Audit Committee

The Audit Committee members consist of Mr. Gerson, Mr. Burniece and Mr. Hokkanen.  This committee is responsible for selecting the Company’s independent auditors, reviewing the Company’s internal audit procedures, reviewing quarterly and annual financial statements independently and with the Company’s independent auditors, reviewing the results of the annual audit and implementing and monitoring the Company’s cash investment policy.  In addition, the Audit Committee assists the Board in its oversight of corporate accounting and internal controls, reporting practices and the quality and integrity of the financial reports of the Company.  The Audit Committee met six times during fiscal 2007.  Currently, each Audit Committee member is considered an “independent director” within the meaning of applicable NASDAQ listing standards.  Our Board has determined that Mr. Gerson qualifies as an “audit committee financial expert,” as defined under SEC rules.  The Company acknowledges that the designation of Mr. Gerson as the audit committee financial expert does not impose on Mr. Gerson any duties, obligations or liability greater than the duties, obligations and liability imposed on Mr. Gerson as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.  The Charter for the Audit Committee is on our website at  www.ciprico.com.  The Audit Committee’s Report is included on page 19.

Human Capital Committee

The Human Capital Committee consists of Mr. Hokkanen, Mr. Gerson and Mr. Griffiths.  Upon his election to the Board in November 2007, Mr. Marmen was added to the Human Capital Committee and selected as its chair.  The Human Capital Committee recommends to the Board the salaries and other compensation to be paid to executive officers of the Company and administers the Company’s stock option and restricted stock plans.  The Human Capital Committee met three times during fiscal 2007.  Each member of the Human Capital Committee is considered an “independent director” within the meaning of applicable NASDAQ listing standards.  The Human Capital Committee’s Report is included on page 17.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Mr. Burniece, Mr. Griffiths and Mr. Marmen.  The Nominating and Governance Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Nominating and Governance Committee facilitates an annual evaluation by Board members of the Board and individual director performance. The Charter for the Nominating and Governance Committee is available on our website at  www.ciprico.com.  Each member of the Nominating and Governance Committee is considered an “independent director” within the meaning of applicable NASDAQ listing standards. The Nominating and Governance Committee, in connection with the entire Board, approved the nomination of the directors to be elected at the Company’s 2007 annual meeting of stockholders.

Nominating Policy

The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, third party search firms and other sources.  In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, having high moral character and mature judgment, and being able to work collegially with others.  In addition, factors such as the following shall be considered:

•                  ownership in the Company;

•                  needs of the Board with respect to particular talent and industry experience;

•                  knowledge, skills and experience of the nominee;

•                  familiarity with domestic and international business affairs;

•                  legal and regulatory requirements;

•                  appreciation of the relationship of our business to the changing needs of society;

•                  desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member; and

•                  diversity of experiences.

Stockholders who wish to recommend one or more directors must provide written recommendation to the Corporate Secretary of the Company.  Notice of a recommendation must include the stockholder’s name, address and the number of Company shares owned, along with information about the prospective nominee, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any.  The recommendation must be accompanied by a written consent of the prospective nominee to stand for election and allow for a background check if nominated by the Board and to serve if elected by the stockholders.  The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee and may conduct a background search to confirm information provided to the Company.

Stockholders who wish to present a proposal at an annual meeting of stockholders must submit such proposal to our Corporate Secretary at the address below in conformity with the requirements of and the dates set forth in the Stockholders Proposals section of this proxy statement.  The Corporate Secretary will forward the proposals and recommendations to the Nominating and Governance Committee.

Attention:	Corporate Secretary Ciprico Inc.
7003 West Lake Street, Suite 400
St. Louis Park, MN 55426

The Board and Committee members often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board and Committee action by unanimous written consent of all Board or Committee members, in accordance with Delaware law, rather than hold formal meetings.  During fiscal 2007, the Board held nine regular meetings, some handled telephonically.  The majority of the Board members attended 100% of the meetings, and no Director attended less than 6 of the meetings.

Director’s Fees

Directors who are not employees of the Company receive $500 for each Board or committee meeting attended in person ($250 if attendance is telephonically) and an additional $500 if they serve as Committee Chair.  Mr. Hansen receives a monthly fee of $1,500 as Chairman and directors Burniece, Hokkanen, Griffiths, Marmen and Gerson receive a monthly fee of $1,000.  In addition, each Director receives an annual grant of 2,500 restricted shares, which vest over two years.  These restricted shares carry two additional conditions: a 5% increase in per share price from the grant price and a requirement to keep 50% of such shares for at least one year beyond the vesting date.

In addition, any director who is elected or re-elected to the Board, receives 1,000 restricted shares with a one-year vesting.

The following Director Compensation table sets forth information concerning compensation for services rendered by directors of the Company for the Company’s fiscal year ended September 30, 2007:

Name	Fees earned or paid in cash ($)	Stock awards (1) ($)	Total

Thomas F. Burniece	14,750	17,700	32,450

Gary L. Hokkanen	18,000	17,700	35,700

Mark D. Griffiths	15,250	17,700	32,950

James D. Gerson	15,500	17,700	33,200

Thomas Marmen (2)	—	—	—

Michael M. Vekich (3)	21,250	24,500	45,750

(1)          These amounts represent the aggregate grant date fair value computed in accordance with FAS 123(R).

(2)          Mr. Marmen joined the Board on November 21, 2007

(3)          Mr. Vekich resigned from the Board on September 10, 2007.  Per Board resolution these stock awards continue to vest and at the time of such vesting the holding restriction shall cease.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock as of the dates indicated in the respective footnotes to the table.  Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percent of Class
Burnham Asset Management Corporation 1325 Avenue of the Americas New York, NY 10019	461,022	(1)	9.02%
Dimensional Fund Advisors 1299 Ocean Avenue Santa Monica, CA 90401	365,716	(1)(2)	7.15%
Coghill Capital Management One North Wacker Drive Suite 4350 Chicago, IL 60606	386,207	(1)	7.55%

(1)                                  Reported on such shareholders’ most recent 13G filing with the SEC as of December 26, 2007.

(2)                                  Dimensional Fund Advisors (“Dimensional”) disclaims beneficial ownership of such securities as they are owned by investment companies, trusts and separate accounts to whom Dimensional furnishes investment advice.

The above table is based on 5,112,994 shares outstanding as of December 26, 2007.

SECURITY OWNERSHIP OF MANAGEMENT

                The following table sets forth the number of shares of Common Stock beneficially owned as of December 26, 2007, by each executive officer of the Company, by each director of the Company and by all directors and executive officers as a group.  Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial	Number of Shares		Percent
Owner or Identity of Group	Beneficially Owned		of Class

James W. Hansen	181,538	(1)	3.5%
James D. Gerson	190,879	(6)	3.6
Steven D. Merrifield	109,382	(2)	2.1%
Monte S. Johnson	99,322	(3)	1.9%
Thomas F. Burniece	59,500	(4)	1.2%
Mark D. Griffiths	31,500	(5)	*
Gary L. Hokkanen	16,000	(7)	*
Andrew Mills	18,750	(8)	*
All current officers and directors as a group (9 persons)	706,871	(9)	13.2%

*                                         Less than 1%

(1)                                  Amount includes 77,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 26, 2007.  Amount also includes 6,476 shares issuable upon exercise of warrants to purchase our Common Stock and 25,906 outstanding shares issuable upon conversion of convertible promissory notes at a conversion price of $3.86 per share.

(2)                                  Amount includes 50,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 26, 2007 and 25,000 Restricted Shares which vest in January of 2009 provided additional performance based conditions related to the increase in share price are met -see the Note to table below.  Amount also includes 6,476 shares issuable upon exercise of warrants to purchase our Common Stock and 25,906 outstanding shares issuable upon conversion of convertible promissory notes at a conversion price of $3.86 per share.

(3)                                  Amount includes 30,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 26, 2007 and Restricted Stock grants of 19,000 and 15,000 shares, which vest in February of 2008 and January of 2009, respectively, provided additional performance based conditions related to an increase in share price are met -see the Note to table below.  Amount also includes 6,476 shares issuable upon exercise of warrants to purchase our Common Stock and 25,906 outstanding shares issuable upon conversion of convertible promissory notes at a conversion price of $3.86 per share.

(4)                                  Amount includes 49,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 26, 2007, a Restricted Stock grant of 2,500 shares which vest in February of 2008, and a Restricted Stock grant of 2,500 shares which vest in February of 2009 -see the Note to table below.

(5)                                  Amount includes 23,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 26, 2007, a Restricted Stock grant of 2,500 shares which vest in February of 2008, and a Restricted Stock grant of 2,500 shares which vest in February of 2009 - see the Note to table below.

(6)                                  Amount includes a Restricted Stock grant of 2,500 shares which vest in February of 2008, and a Restricted Stock grant of 2,500 shares which vest in February of 2009 - see in the Note to table below.  Amount also includes 32,383 shares issuable upon exercise of warrants to purchase our Common Stock and 129,534 outstanding shares issuable upon conversion of convertible promissory notes at a conversion price of $3.86 per share.

(7)                                  Amount includes 10,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 26, 2007, a Restricted Stock grant of 2,500 shares which vest in February of 2008, and a Restricted Stock grant of 2,500 shares which vest in February of 2009 - see the Note to table below.

(8)                                  Amount includes 18,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 26, 2007.

(9)                                  Amount includes 258,750 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 26, 2007.

The above table is based on 5,112,994 shares outstanding as of December 26, 2007.

Note to table:  Restricted stock grants scheduled to vest in February 2008 and 2009 and January 2009 do so only if certain additional conditions are met, one of which is a 5% increase in our stock price from grant date to vesting date.  The grant date stock price for shares that vest in February 2008 and 2009 was $5.79 and $7.08, respectively, and the grant date stock price for shares that vest in January 2009 was $6.80.  Our stock price at December 26, 2007 was $4.07.  In addition, restricted stock grants carry the additional condition that 50% of such shares must be held one year beyond the vesting date.

PROPOSAL 1 —

APPROVAL TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF OUR COMMON STOCK

Proposal

Our Certificate of Incorporation authorizes 9,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock for issuance.  The Board has unanimously authorized and approved an amendment to our Certificate of Incorporation to increase the number of our shares of Common Stock authorized for issuance from 9,000,000 shares to 14,000,000 shares.  Subject to stockholder approval, Article 4 of our Certificate of Incorporation would be amended to read as follows and would be filed with the Delaware Secretary of State:

ARTICLE 4 — CAPITAL STOCK

4.1)  Authorized Shares; Establishment of Series.  The aggregate number of shares the corporation has authority to issue shall be 15,000,000 shares, of which 14,000,00 shares of the par value of $.01 shall be designated as “Common Stock” and 1,000,000 shares of the par value of $.01 shall be designated as “Preferred Stock.”  The Board of Directors, by resolution adopted and filed in the manner provided by law, has the authority to establish one or more series of Preferred Stock, and to fix the powers, preferences, rights and limitations of such class or series.

Purpose of Authorizing Additional Common Stock

The Board adopted the amendment above in order to ensure that the Company would have sufficient Common Stock to meet our current needs for issuances of stock and as well as future needs.  The Company is considering a number of financing alternatives, including a public offering in respect to ensuring sufficient capital to pay off Convertible Promissory Notes issued by the Company for short term needs and to raise additional capital for future growth.  The Company has no current commitments or plans with respect to a public offering or any other financing alternatives.

At December 26, 2007 there are 9,000,000 authorized shares of Common Stock.  The present issuance of, and commitments for, such authorized number of shares is as follows:

•                  Issued and Outstanding = 5,112,994  (includes issued Restricted Stock)

•                  Stock Options outstanding = 904,325

•                  Stock Option Reserve = 285,722

•                  Restricted Stock Plan Reserve = 209,180

•                  Reserved for issuance under terms of Convertible Notes = 1,323,804

•                  Reserved for shares related to warrants = 1,260,929

The total issuance and commitments total 8,887,774 shares, which is very close to the limit of our authorized Common Stock.

The Company’s proposal to increase the authorized number of shares of Common Stock is not submitted in response to any accumulation of stock or threatened takeover. However, the increase in authorized Common Stock could, under certain circumstances, be construed as having an anti-takeover effect by, for example, diluting the stock ownership of stockholders and possibly making it more difficult to effect a change in the composition of the Board of Directors through the removal or addition of directors, or to accomplish a given transaction that may be in the stockholders’ interests. Further, the dilutive effect may limit the participation of stockholders in a merger or similar business combination, whether or not such transaction is favored by management.

Except for the following, the Company does not have any provisions in its governing documents that have an anti-takeover effect nor does it have plans to subsequently implement measures having anti-takeover effects. Among other things, our certificate of incorporation and bylaws:

•                  permit our Board of Directors to issue up to 1,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•                  provide that between annual meetings the authorized number of directors may be increased by resolution of the Board of Directors;

•                  provide that vacancies, excluding newly created directorships, may, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•                  divide our board of directors into three classes; and

•                  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

If stockholders approve the proposed amendment, the amendment will become effective upon filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which would be filed shortly after our Annual Meeting.

Impact on Existing Stockholders

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  Although the increase in the authorized number of shares of Common Stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of Common Stock, including issuances pursuant to the Convertible Promissory Notes or a subsequent offering, could affect our stockholders in a number of respects, including diluting the voting power of current stockholders and diluting the book value per share of outstanding shares of our Common Stock.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the amendment to our Certificate of Incorporation.

Recommendation of our Board

Our Board has determined that the increase in the number of authorized shares of our Common Stock is advisable and in the best interest of our stockholders, and recommends that all stockholders vote “FOR” the approval of Proposal 1.

Vote Required

The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote is required to approve Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2 —

Election of Class II Directors

THE BOARD RECOMMENDS THAT TWO CLASS II DIRECTORS BE ELECTED AT THE ANNUAL MEETING.  THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE NOMINATING AND GOVERNANCE COMMITTEE, NOMINATES MR. THOMAS F. BURNIECE AND MR. GARY L. HOKKANEN FOR ELECTION AS CLASS II DIRECTORS.

If elected, each of Mr. Burniece and Mr. Hokkanen will serve for a three-year term as a Class II Director and until his successor has been duly elected and qualified.

Unless authority is withheld, the proxies solicited hereby will be voted for the election of each of Mr. Burniece and Mr. Hokkanen as directors for a term of three years.  If, prior to the meeting, it should become known that any Class II Director nominee will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Nominating and Governance Committee or, alternatively, not voted for any nominee.  The Board has no reason to believe that either nominee will be unable to serve. The election of the nominees requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.  Board recommends a vote FOR.

Nominees For Election To The Board Of Directors

Thomas F. Burniece (Class II, term ending at 2007 Annual Meeting), age 66, has been a director of the Company since November 1999, and was Chairman of the Board from November 2000 through January 2003.  Mr. Burniece is currently President and Chief Executive Officer of iVivity Inc., a privately held fabless semiconductor company that has developed a high performance chip for the storage and networking market.  He served as Senior Vice President at COPAN Systems, a privately held company developing a unique disk-based replacement for tape storage from August 2004 to May 2005.  Prior to COPAN, Mr. Burniece was a partner in In-fusion, LLC, a consulting firm specializing in business development for companies in the networked storage market, from June 2000 to August 2004. Mr. Burniece was Chief Executive Officer from April 1997 until December 2000 of Voelker Technologies, Inc., a private company developing an intelligent physical layer switching product.  In addition, in June 1998 he co-founded and served as the original Chief Executive Officer, as well as a director until May 2001 of Rutilus Software, Inc., a private company developing a unique, centrally-managed approach to the backup of network-attached desktop computers.  Mr. Burniece has also served as a board member or as an advisor to a number of other small private companies across several high technology markets.  His previous experience also includes senior management positions at Maxtor, Digital Equipment Corporation and Control Data Corporation.

Gary L. Hokkanen (Class II, term ending at 2007 Annual Meeting), age 61, was appointed by the Board on June 24, 2004. Mr. Hokkanen is currently an affiliate partner of Lindsay Goldberg, a private equity fund.  He was Chief Operating Officer of the Carlson Marketing Group from 2002 to 2005. From 1984 through 2002, Mr. Hokkanen owned The

Cynergi Group, Inc., a contract executive consulting company.  Mr. Hokkanen’s assignments with The Cynergi Group included: President of Wam!Net, Inc. from 1999 to 2001 and Chief Executive Officer of The Miner Group, Inc. from 1997 to 1999.  Mr. Hokkanen is a graduate of the Advanced Management Program at Harvard University and earned a B.S. degree in electronic intelligence from the Presidio at Monterey.

All Other Directors of the Company who’s Terms Continue Beyond the Annual Meeting

Mark D. Griffiths (Class III, term ending at 2008 Annual Meeting), age 47, has been a director of the Company since May 2001.  Mr. Griffiths has been an independent marketing consultant working with companies delivering solutions to enterprises since 2005.  Mr. Griffiths was Vice President of Security Services at Verisign, Inc. from August 2003 to October 2005.  From May 1997 to October 2001, he held several positions at VERITAS Software, his last position being Vice President of Corporate Marketing.  Prior to joining VERITAS Software, Mr. Griffiths also held the position of Director of Product Marketing for the Internet Division of Cisco Systems from September 1996 to May 1997.  Prior to Cisco, Mr. Griffiths spent nine years at Novell Inc., culminating his career there as the Director of Marketing for Novell’s Internet Commerce Division.

James D. Gerson (Class III, term ending at 2008 Annual Meeting), age 64, has been a director of the Company since January 2006.  Mr. Gerson is currently a private investor. He was Vice President of Fahnestock & Co., Inc. (now known as Oppenheimer & Co.) from March 1994 until April 2003, where he held a variety of positions in the corporate finance, research, and portfolio management areas. Mr. Gerson also serves as a Director of Fuel Cell Energy, Inc., and is a director of several private companies in the lighting, web development, and car sharing industries.

James W. Hansen  (Class I, term ending at 2009 Annual Meeting), age 51, has been a director of the Company since April 2001 and Chairman of the Board since January 2003.   Mr. Hansen served as Chief Executive Officer of the Company from September 30, 2004 to December 7, 2006 and served as Interim Chief Executive Officer of the Company from March 18, 2004 to September 30, 2004.    Since 1992, Mr. Hansen has served as an investor, chairman, director, president or vice president of several private companies in the medical services and private equity backed companies including JamF Software and Reliable Property Services where he continues as Chairman.  Mr. Hansen was President, CEO and Treasurer of E.mergent Incorporated from November 1996 and Chairman of the Board of Directors from May 1997 until the sale of the company in May 2002.  From 1986 to 1992, he was Senior Vice President and General Manager of the pension division of Washington Square Capital, a Reliastar Company, a NYSE-traded financial services company now known as ING Reliastar.  From 1983 to 1986, he was Vice President of Apache Corporation, a NYSE-traded oil and gas exploration company.    From 1979 to 1983, Mr. Hansen was a teacher and management consultant.  He has also served as a director of three public companies and has taught in the MBA program at the University of St. Thomas since 1984.

Steven D. Merrifield, (Class I, term ending at 2009 Annual Meeting), age 51, was appointed by the Board on January 25, 2007.  He joined the Company on December 8, 2006 as President and Chief Executive Officer. Prior to joining the Company he was Senior Vice

President of Global Sales and a member of the Board of Directors of Hitachi GST Corporation, a  $4.5 billion storage products company. From 1978 until joining Hitachi, Mr. Merrifield was an employee of IBM and held the following positions: Sales Representative, Branch Manager, Administrative Assistant to the Chairman and CEO, Director of SMB Software and Services for Europe, Director of Worldwide OEM software sales and marketing, Vice President Dell Strategic Alliance and culminating his tenure at IBM as Vice President Global Sales for the technology group. He is a graduate of Oklahoma State University.

Thomas Marmen (Class I, term ending at 2009 Annual Meeting), age 64, was appointed by the Board on November 20, 2007.  Mr. Marmen is currently a private investor.   He was Chief executive of RAIDCore Corp. a Nashua, N.H.-based company focused on the development of data protection and virtualization software, from November, 2001 until January of 2004.  RAIDCore Corp. was sold to Broadcom in January, 2004 and Marmen served as vice president and general manager of Broadcom’s Storage Line of business through April of 2006. Prior to joining RAIDCore, Marmen was a senior vice president and general manager of the high-end storage division of Quantum Corp., and vice president of the Enterprise Solutions Group at Adaptec, Inc., where he was responsible for that company’s RAID business.  Prior to Adaptec, Mr. Marmen spent 18 years at Digital Equipment in senior management positions in the LSI group and Storage group.  Marmen received his bachelor’s of science degree in Mathematics from Salem State College in 1965, and a master’s degree in physics from Worcester Polytechnic Institute in 1968.

There are no arrangements or understandings between any of the directors or any other person (other than arrangements or understandings with directors acting as such) pursuant to which any person was selected as a director or nominee of the Company. There are no family relationships among the Company’s directors.

CERTAIN TRANSACTIONS WITH DIRECTORS

On December 26, 2007, the Company entered into a convertible Note Purchase agreement with multiple accredited investors, including Mr. Hansen, Mr. Gerson, and Mr. Merrifield, for the private placement of $5.1 million of convertible notes and common stock warrants for $0.25 worth of warrant shares for each $1.00 of principal invested.

The conversion price for the notes and the exercise price for the warrants is fixed at an amount equal to the average closing bid price of the Company’s common stock for the five (5) consecutive trading days ending on the trading day prior to the issue date. That price was $3.86 for the initial closing on December 26, 2007.

The notes are due and payable in full on the 15-month anniversary of the date of issuance and the warrants are exercisable from the date of issuance until the five year anniversary. The number of shares issuable upon exercise of the warrant is subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transitions.

On December 26, 2007, Mr. Hansen purchased a Note from the Company in the amount of $100,000 and was issued 6,576 warrants. Mr. Gerson purchased a Note from the Company in the amount of $500,000, and was issued 32,382 warrants. Mr. Merrifield purchased a Note from the Company in the amount of $100,000 and was issued 6,476 warrants.

EXECUTIVE OFFICERS

The names, ages and positions of the executive officers are as follows:

Name	Age	Position(s)

Steven D. Merrifield	51	President and Chief Executive Officer

Monte S. Johnson	49	Senior Vice President and Chief Financial Officer

Andrew Mills	44	Senior Vice President, Marketing and Development

Steven D. Merrifield joined the company on December 8, 2006 as President and Chief Executive Officer. Prior to joining the Company he was Senior Vice President of Global Sales and a member of the Board of Directors of Hitachi GST Corporation, a  $4.5 billion storage products company. From 1978 until joining Hitachi, Mr. Merrifield was an employee of IBM and held the following positions: Sales Representative, Branch Manager, Administrative Assistant to the Chairman and CEO, Director of SMB Software and Services for Europe, Director of Worldwide OEM software sales and marketing, Vice President Dell Strategic Alliance and culminating his tenure at IBM as Vice President Global Sales for the technology group. He is a graduate of Oklahoma State University.

Monte S. Johnson has been Senior Vice President and Chief Financial Officer since January 2006 and prior to that was Vice President of Finance and Chief Financial Officer since June 1, 2005.  Mr. Johnson had previously served as Interim Chief Financial Officer of the Company from March 10, 2005 to June 1, 2005.  Mr. Johnson is President of MSJ & Associates, LLC, a business consulting company focused on finance, strategic planning and operational consulting for public and private companies and was its principal consultant from 2001 to 2005. From 1999 to 2001, Mr. Johnson was Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Pro Staff Personnel Services.  From 1991 to 1999, Mr. Johnson served in various financial and management positions at General Electric Company and Honeywell Inc.  Prior to 1991 Mr. Johnson worked 11 years at Deloitte & Touche International.  Mr. Johnson is a CPA and received his MBA from the Carlson School of Management at the University of Minnesota in 1997.

Andrew Mills joined the company on December 8, 2006 as Senior Vice President, Marketing and Development.  From 2002 until joining the company he was President and Chief Executive Officer of NetCell Corporation, a developer of host adapter storage acceleration silicon devices for the ATA and SATA RAID host bus adapter, server, PC, workstation and embedded storage markets. Prior to NetCell, Mr. Mills spent four years at TDK Semiconductor Corp. in a variety of key management positions, the most recent of which was as Senior Vice President and General Manager of Broadband Communications.  Mr. Mills graduated from University College of North Wales with a Bachelor and Master of Electronics and Electrical Engineering degrees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities for the year ended September 30, 2007 and 2006, awarded to, earned by, or paid to: (i) the individual who serves as our principal executive officer (our CEO) during fiscal 2007 and (ii) our two most highly paid executive officers (as determined based on total compensation) other than our CEO as of September 30, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Total ($)
			(1)	(2)		(3)

Steven D. Merrifield (4)	2007	195,538		170,000		406,400	771,938
President and Chief Executive Officer

James W. Hansen (5)	2007	167,999					167,999
President and Chief Executive Officer	2006	163,046		144,750	(6)		307,796

Monte S. Johnson	2007	189,998	37,999	102,000			329,997
Sr Vice President and Chief Financial Officer	2006	162,996	23,500	110,010	(7)	43,215	339,721

Andrew Mills (8)	2007	171,096	21,000			152,400	344,496
Sr Vice President, Marketing and Development

1)              Bonus amounts are earned during the fiscal year, even though paid in the following fiscal year, and relate to achievement of individual goals.  No bonus amounts were earned related to Company operating results.

2)              Stock award amounts represent the aggregate grant date fair value computed in accordance with FAS 123(R) as discussed in our Annual Report on form 10-KSB.  Stock awards granted in fiscal 2007 are scheduled to vest in January 2009 and vest only if certain additional conditions are met, one of which is a 5% increase in the stock price from grant date to vesting date.  The grant date stock price for shares that vest in January  2009 was $6.80.  The closing price of our Common Stock on the NASDAQ Stock Market at December 26, 2007 was $4.07.  In addition, these restricted stock grants carry the additional condition that 50% of such shares must be held one year beyond the vesting date.

3)              Option awards amounts represent the aggregate grant date fair value of Restricted Stock grants computed in accordance with FAS 123(R) as discussed in our Annual Report on form 10-KSB.  Restricted Stock grants in fiscal 2007 vest over four years in conformity with our option plan, and have a grant date fair value of $2.03 per option.  The exercise price is fixed by the board as of the grant date.  The exercise price for the options awards granted in fiscal 2007 was $5.34.

4)              Mr. Merrifield was appointed as President and CEO on December 8, 2006.

5)              Mr. Hansen was appointed as President and CEO on September 30, 2004 and served in such capacity through December 7, 2006.

6)              In February of 2006, Mr. Hansen was awarded a Restricted Stock grant of 25,000 shares, which was to have vested in February 2008 and carried additional conditions on vesting.  On December 7, 2006, Mr. Hansen voluntarily forfeited these 25,000 shares of Restricted Stock due to his recommendation of a change in Company management.

7)              In February of 2006, Mr. Johnson was awarded a Restricted Stock grant of 19,000 shares, which vest two years from the date of grant and carry additional conditions on vesting including a 5% increase in share price. The grant date stock price for shares that vest in February 2008 was $5.79.  The closing price of our Common Stock on the NASDAQ Stock Market at December 26, 2007 was $4.07.

8)              Mr. Mills was appointed as Senior Vice President, Marketing and Development on December 8, 2006.

Outstanding Equity Awards

The following tables provide information on all restricted stock and stock option awards held by our named executive officers as of September 30, 2007:

	Option awards					Stock awards
Name and Principal Position	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (5) ($)

Steven D. Merrifield	—	200,000	(1)	5.34	12/8/2011	25,000	(6)	187,500
President and Chief Executive Officer

James W. Hansen	6,000	—	(2)	6.00	1/24/2009	—		—
President and Chief Executive Officer	3,000	—	(2)	5.68	1/23/2011
	25,000	—	(3)	4.80	2/28/2014
	25,000	12,500	(4)	4.65	10/5/2010
	6,000	—	(2)	4.59	1/30/2010

Monte S. Johnson	12,500	12,500	(1)	4.20	6/6/2010	19,000	(6)	142,500
Sr Vice President and Chief Financial Officer	5,000	—	(1)	4.24	6/10/2010	15,000	(7)	112,500
	6,250	18,750	(1)	4.22	10/24/2010

Andrew Mills	—	75,000	(1)	5.34	12/8/2011	—		—
Sr Vice President, Marketing and Development

(1)          These option awards have a stated term of 5 years and vest 25% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, 25% on the third anniversary of the date of grant, and 25% on the fourth anniversary of the date of grant.

(2)          These option awards have a stated terms of 7 years.

(3)          These option awards have a stated term of 10 years.

(4)          These option awards expire October 5, 2010 and vest 50% on the date of grant, and the remaining shares vesting on December 11, 2007.

(5)          These amounts represent the number of Restricted Stock grant shares which have not vested multiplied by the closing market price of our stock at September 30, 2007.  The closing price of our Common Stock on that day on the NASDAQ Stock Market was $7.50.  Closing stock price on December 26, 2007 was $4.07.

(6)          These stock awards are Restricted Stock grants that were granted on January 25, 2007 when the closing price of our Common Stock on the NASDAQ Stock Market was $6.80.  The awards vest in two years from the date of grant and carry additional performance based conditions on vesting including increase in share price.

(7)          These stock awards are Restricted Stock grants that were granted on February 24, 2006 when the closing price of our Common Stock on the NASDAQ Stock Market was $5.79.    The awards vest in two years from the date of grant and carry additional performance based conditions on vesting including increase in share price.

We have not granted any stock appreciation rights.

HUMAN CAPITAL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Human Capital Committee Interlocks and Insider Participation.  During our fiscal year ended September 30, 2007, the Human Capital Committee members were Mr. Hokkanen, Mr. Gerson, and Mr. Griffiths.  None of the members of the Human Capital Committee was an employee or officer of the Company during fiscal 2007.

Overview and Philosophy. The Company’s executive compensation program is comprised of base salaries, annual and quarterly performance bonuses, long-term incentive compensation in the form of stock options and restricted stock grants and various benefits, including the Company’s savings plan in which all qualified employees of the Company may participate. In addition, the Human Capital Committee from time to time may award special cash bonuses, stock options and restricted stock grants in connection with new hiring, promotions or non-recurring, extraordinary performance.

The Human Capital Committee has followed a policy of paying annual base salaries that are on the moderate side of being competitive in our industry and of awarding cash bonuses based primarily on achievement of revenue and operating profit goals and secondarily on achievement of individual goals.  The key executive officers can earn cash bonuses up to 100 percent of their annual salary.  The goals are established annually by the Human Capital Committee and the Chief Executive Officer of the Company.

The Human Capital Committee has met three times during fiscal 2007 regarding compensation plans and the use of options and restricted stock for both directors and employees.

General. The Company provides medical and insurance benefits to its executive officers, which are generally available to all Company employees.  The Company has a savings plan in which all qualified employees, including the executive officers, may participate.  Each year the Company contributes to the savings plan an amount equal to 50% of the first 6% of gross wages for each employee who participates in the savings plan.  The Company may contribute an additional 2% of gross wages based on the operating profit of the Company for the fiscal year and plan contributions by the individual employee.  The amount of perquisites allowed to executive officers, as determined in accordance with rules of the SEC, did not exceed 10% of salary in fiscal 2007.

Chief Executive Officer Compensation

The Company has an Employment Agreement and a Change of Control Agreement (collectively the “Merrifield Agreements”) with Steven D. Merrifield to serve as Chief Executive Officer of the Company for a term commencing December 8, 2006 and ending on December 7, 2008. Under the terms of the Merrifield Agreements, Mr. Merrifield is entitled to a monthly base salary of $20,000 for fiscal 2007 and $20,833 for the remaining term of the Merrifield Agreements.  Mr. Merrifield’s salary shall be paid in accordance with the Company’s normal payroll procedures and policies and be reviewed annually by the Board.  Mr. Merrifield shall be eligible to participate in the Company’s short-term and long-term management bonus programs as approved by the Board.

Mr. Merrifield was also granted options on December 8, 2006 to purchase 200,000 shares of the Company’s Common Stock at an exercise price equal to the closing sale price for such Common Stock on the grant date, which was $5.34, as set by the Board, under the Incentive Stock Option Plan.  The option award vests at the rate of 25% per year and will expire five years following the date of grant.  The Merrifield Agreement also provides for grants of 25,000 restricted common stock to Mr. Merrifield in January of 2007, and 25,000 in January 2008, subject to approval by the Board of Directors who shall set the grant date and vesting conditions.

The Merrifield Agreements also include a provision that in the event Mr. Merrifield’s employment is terminated without “good cause” or if Mr. Merrrifield chooses to voluntarily terminate such employment with “good reason” within a twelve-month period following a change in control of the Company, the Company shall pay a lump sum severance payment equal to twelve months of his current compensation (base salary plus bonus, such bonus to be not less than 50% of base salary), or the remaining amount of Mr. Merrifield’s then current compensation under his employment agreement, whichever is greater.

Other Compensation Arrangements

The Company has an Employment Agreement and Change of Control Agreement with Monte S. Johnson (collectively, the “Johnson Agreements”) to serve as Senior Vice-President and Chief Financial Officer of the Company through September 30, 2008.  Under the Johnson Agreements, Mr. Johnson receives a monthly base salary of $15,833, which salary is paid in accordance with the Company’s normal payroll procedures and policies and is reviewed annually by the Board. In addition, the Company pays MSJ & Associates, LLC, a company controlled by Mr. Johnson, $1,250 per month for strategic planning services.

The Johnson Agreements also include a provision that in the event Mr. Johnson’s employment is terminated without “good cause” or if Mr. Johnson chooses to voluntarily terminate such employment with “good reason” within a twelve-month period following a change of control of the Company, the Company shall pay Mr. Johnson a lump sum severance payment equal to twelve months of his current base salary, or the remaining amount of Mr. Johnson’s then current compensation under his employment agreement, whichever is greater.

The Company has an Employment Agreement and Change of Control Agreement with Andrew Mills (collectively, the “Mills Agreements”) to serve as Senior Vice President, Marketing and Development for a term commencing December 8, 2006 and ending on December 7, 2008. He receives a monthly base salary of $17,500 for the length of his two-year Agreements.

The Mills Agreements also include a provision that in the event Mr. Mills’ employment is terminated without “good cause” or if Mr. Mills chooses to voluntarily terminate such employment with “good reason” within a twelve-month period following a change of control of the Company, the Company shall pay Mr. Mills a lump sum severance payment equal to twelve months of current compensation, or the remaining amount of Mr. Mills’ then current compensation under his employment agreement, whichever is greater.

Summary. The Human Capital Committee annually reviews its compensation policies but anticipates generally continuing its policy of paying relatively moderate base salaries, basing bonuses primarily on specific revenue or operating profit goals and granting stock options and restricted stock to provide long-term incentives.

AUDIT COMMITTEE REPORT

The Board maintains an Audit Committee comprised of three of the Company’s outside directors.  The Board and the Audit Committee believe that the Audit Committee’s member composition satisfies the applicable NASDAQ listing requirements that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined within such requirements.  The Board has determined that Mr. Gerson qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

In accordance with its written charter adopted by the Board (attached as Appendix A to the 2004 Proxy Statement), the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)                             reviewed and discussed the audited financial statements with management;

(2)                             met with auditors independent of management prior to and subsequent to the completion of the audit fieldwork to review planning and results of audit;

(3)                             discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(4)                             reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 2007, as filed with the SEC.

SUBMITTED BY MEMBERS OF THE FISCAL 2007 AUDIT COMMITTEE

James D. Gerson

Thomas Burneice

Gary L. Hokkanen

INDEPENDENT AUDITORS

Grant Thornton LLP acted as the Company’s independent auditors for fiscal 2007.  Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the

Company if they so desire, and will be available at the meeting to respond to appropriate questions from the Company’s stockholders.

Audit Fees.   The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for fiscal 2007 and 2006 and included in the Company’s Forms 10-QSB for fiscal years ended September 30, 2007 and 2006 were $77,800 and $71,300, respectively.

Audit Related Fees.   The aggregate fees billed by Grant Thornton LLP for products and services provided by the principal accountant, other than the Company’s annual financial statements and the Company’s Forms 10-QSB for the fiscal years ended September 30, 2007 and 2006 were $13,500 and $12,100, respectively.  These fees were primarily for the audit of the Company’s benefit plan.

Tax Fees.   The aggregate fees billed by Grant Thornton LLP for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning for the fiscal years ended September 30, 2007 and 2006 were $17,150 and $17,100, respectively.  These fees were primarily for the preparation of the Company’s income tax returns.

All Other Fees.   There were no aggregate fees billed by Grant Thornton LLP for products and services provided by the principal accountant other than Audit Fees, Audit Related Fees and Tax Fees for either the fiscal years ended September 30, 2007 and 2006.

Pre-Approval Policy

Pursuant to its written charter, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accountants in order to assure that the provision of such services does not impair the independence of the Company’s independent registered public accountants.  The Audit Committee has determined that such services are compatible with maintaining independence.

The Audit Committee’s Pre-Approval Policy was recommended by the Audit Committee and approved by the Board on June 24, 2004.  Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved.  Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee.  The Audit Committee has delegated pre-approval authority to James D. Gerson, the Chairman of the Audit Committee, who will then report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has approved the proposal by Grant Thornton LLP to provide audit and tax services up to $78,200 in fiscal 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires executive officers and directors of the Company, and persons who beneficially own more than 10% of the Company’s outstanding shares of Common Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such reports furnished to or obtained by the Company and upon other information known to the Company, the Company believes that during the fiscal year ended September 30, 2007, all filing requirements applicable to its directors, officers or beneficial owners of more than 10% of the Company’s outstanding shares of Common Stock were complied with the exception that restricted stock grants for James D. Gerson, Thomas F. Burniece, Mark D. Griffiths, Gary L. Hokkanen and Michael M. Vekich were reported late on Form 4.

STOCKHOLDER PROPOSALS

Stockholders interested in presenting a proposal for consideration at the Company’s 2008 Annual Meeting of Stockholders must follow the procedures prescribed in the Company’s bylaws and the SEC proxy rules.  The Company must receive any proposal submitted by a stockholder of the Company pursuant to rule 14a-8 promulgated under the Exchange Act, and intended to be presented at the 2008 Annual Meeting of Stockholders by September 12, 2008, to be considered for inclusion in the Company’s proxy statement and related proxy for the next annual meeting.

Also, if a stockholder proposal intended to be presented at the next annual meeting but not included in the Company’s proxy statement and proxy is received by the Company after November 26, 2008, then management named in the Company’s proxy form for the next annual meeting will have discretionary authority to vote shares represented by such proxies on the stockholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy material.

OTHER BUSINESS

Management knows of no other matters to be presented at the meeting.  If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2007, accompanies this notice of meeting and Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy-soliciting material.

FORM 10-KSB

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB/A FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB/A, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO MR. MONTE S. JOHNSON, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS. THE COMPANY’S FORM 10-KSB/A MAY ALSO BE ACCESSED THROUGH THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James W. Hansen
James W. Hansen
Chairman

Dated:  January 10, 2008

St. Louis Park, Minnesota

CIPRICO INC.

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 7, 2008

3:30 PM

DOUBLETREE HOTEL MINNEAPOLIS — PARK PLACE

1500 PARK PLACE BLVD,  MINNEAPOLIS,  MINNESOTA  55416

CIPRICO INC.
7003 WEST LAKE STREET	proxy
SUITE 400
ST. LOUIS PARK, MINNESOTA 55426

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON FEBRUARY 7, 2008.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

By signing the proxy, you revoke all prior proxies, acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held February 7, 2008, and appoint Steven D. Merrifield and Monte S. Johnson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments, or postponements thereof.

See reverse for voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL BELOW.

1. To approve the proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized Common Stock from 9,000,000 shares of Common Stock to 14,000,000 shares of Common Stock

☐ For	☐ Against	☐ Abstain

2. To Elect two Class II directors:	01 Thomas F. Burniece	☐ Vote FOR all nominees	☐ Vote Withheld for
02 Gary L. Hokkanen	(except as marked)	all nominees

To withhold authority to vote for any individual nominee, write the name of such nominee on the box at the right

3. OTHER MATTERS. To consider and act upon other matters as may property come before the meeting and any adjournments thereof:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐
Indicate changes below:	Date

Signature(s) in Box.  Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

BY ORDER OF THE BOARD OF DIRECTORS

James W. Hansen
Chairman

St. Louis Park, Minnesota

January 10, 2008